Exhibit 99.1

June 8, 2025

Joseph J. Ferra, Jr.

jferra@elevationoncology.com

Re:	Terms of Transition and Separation

Dear Mr. Ferra:

This letter confirms the agreement (“Agreement”) between you and Elevation Oncology, Inc. (the “Company”) concerning the terms of your separation and offers you the separation compensation below in exchange for a general release of claims, covenant not to sue and other promises herein. If you choose to enter into this Agreement, please sign below no earlier than the Separation Date (as defined below), and in all events no later than the expiration date of the Consideration Period (as defined below).

1.             Separation Date: June 30, 2025, is your last day of employment with the Company (the “Separation Date”), subject to your at-will employment through the Separation Date. The Company will treat your separation as a “CIC Qualifying Termination” within the meaning of Section 2 of that certain Change in Control and Severance Agreement between you and the Company dated July 12, 2023 (the “Severance Agreement”), provided that a Change in Control (as defined in the Severance Agreement) is consummated no later than six (6) months following the Separation Date (a “CIC Qualifying Event”). If a CIC Qualifying Event does not occur, the Company will treat your separation as a “Qualifying Termination” within the meaning of Section 1 of the Severance Agreement. By signing below, you hereby resign, effective as of the Separation Date, from all director and officer positions you hold with the Company and any of its subsidiaries or other affiliated entities, without the need of acceptance or any further action by the Company or its Board of Directors (the “Board”).

2.             Acknowledgment of Payment of Wages: By your signature below, you acknowledge that within twenty-four (24) hours following the Separation Date, the Company will provide you one or more final paychecks for all wages and any other forms of compensation or payment due to you from the Company as of the Separation Date. By signing below, you acknowledge that the Company does not owe you any other amounts. Please promptly submit for reimbursement all final outstanding expenses, if any.

3.             Separation Compensation: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth below and your other promises herein, the Company agrees to provide you with the following:

a.             Severance: The Company agrees to pay you a gross amount of $625,000.00 less applicable state and federal payroll deductions, which equals twelve (12) months of your base salary, as in effect as of the Separation Date (the “Qualifying Severance Payment”). The Qualifying Severance Payment shall be paid in a lump sum in accordance with the Company’s regular payroll schedule, which payment shall be made no later than the Company’s first regular payroll date following the sixtieth (60th) day after the Separation Date; provided that this Agreement has become Effective (as defined herein).

b.             COBRA: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will, subject to Section 4(c), pay the full amount of insurance premiums to continue your existing health benefits (the “COBRA Premiums”) until the earlier of: twelve (12) months immediately following the last day of the calendar month containing the Separation Date; (b) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment; or (c) the expiration of your eligibility for continuation coverage under COBRA; provided that if the Company liquidates or dissolves, or if COBRA continuation is otherwise no longer available, you will be provided with the remainder of the COBRA Premiums in a lump sum cash payment, less applicable state and federal payroll deductions. You must immediately notify the Company upon your eligibility to receive health insurance coverage from another employer. You will remain responsible for, and must continue to pay, the portion of co-payments and similar health expenses that you would have paid had your employment continued.

c.             Vesting Acceleration and Equity Treatment: The Company agrees to accelerate (i) certain of the vesting conditions of your RSUs (as defined below) and (ii) a portion of your Unvested Shares (as defined below), as applicable and as described in Section 7 below.

d.             Consulting Opportunity: Following the Separation Date, the Company agrees to engage you as a consultant, pursuant to the terms and conditions of the Consulting Agreement attached hereto as Exhibit A.

By signing below, you acknowledge that you are receiving the separation compensation outlined in this section in consideration for waiving your rights to claims referred to in this Agreement and that you would not otherwise be entitled to the separation compensation. Moreover, you expressly acknowledge that the separation compensation fully satisfies any and all severance obligations the Company may have to you pursuant to the Severance Agreement or otherwise.

4.             CIC Separation Compensation. If a CIC Qualifying Event occurs, the Company also agrees to provide you with the following if this Agreement has become Effective:

a.             CIC Severance: The Company agrees to pay you a gross amount of $828,125.00 less applicable state and federal payroll deductions, which equals the total of six (6) months of your base salary and 150% of your annual target bonus, each as in effect as of the Separation Date (the “CIC Qualifying Severance Payment”). The CIC Qualifying Severance Payment shall be paid in a lump sum no later than the CIC Qualifying Event.

b.             Transaction Bonus: The Company agrees to pay you a gross amount of $400,000.00 less applicable state and federal payroll deductions, as a transaction bonus (the “Transaction Bonus”). The Transaction Bonus shall be paid in a lump sum on the same date as the CIC Qualifying Severance Payment is paid.

c.             COBRA: The Company will pay you a gross amount equal to the difference between (x) eighteen (18) months of your COBRA premiums minus (y) any COBRA premiums paid under Section 3(b) prior to the CIC Qualifying Event, less applicable state and federal deductions (the “COBRA Lump Sum Payment”); provided that you have not become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment. The COBRA Lump Sum Payment shall be paid in a lump sum on the same date as the CIC Qualifying Severance Payment is paid.

d.             Vesting Acceleration: Subject to your continued service as a consultant under the Consulting Agreement through the CIC Qualifying Event, any Unvested RSU Shares and Unvested Shares that remain unvested as of immediately prior to the CIC Qualifying Event shall vest and accelerate immediately prior to the CIC Qualifying Event.

5.             Return of Company Data: You acknowledge and agree that, as a condition precedent to receive the separation compensation outlined above, you must return all data of the Company of any type whatsoever that has been in your possession or control no later than the Separation Date; provided that, if you execute the Consulting Agreement and it becomes effective on its terms, then you agree to return all data of the Company of any type whatsoever no later than the last day you provide services to the Company as a consultant.

6.             Post-Employment Obligations: You hereby acknowledge that: (a) you continue to be bound by the attached Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement (Exhibit B hereto), which you previously signed; (b) as a result of your employment with the Company, you have had access to the Company’s proprietary and/or confidential information, and you will continue to hold all such information in strictest confidence and not make use of it on behalf of anyone; and (c) you must, and by your signature below confirm that you shall, deliver to the Company, no later than the Separation Date, all documents and data of any nature containing or pertaining to such information, and not take with you, or otherwise retain in any respect, any such documents or data or any reproduction thereof.

7.             Equity:

a.             Restricted Stock Units: Pursuant to your Notice of Restricted Stock Unit Awards and Restricted Stock Unit Agreements (the “RSU Award Agreements”) with the Company and the Company’s 2021 Equity Incentive Plan (the “Plan,” and together with the RSU Award Agreements, the “RSU Agreements”), you were granted restricted stock unit awards settleable for up to an aggregate of 300,996 shares of the Company’s Common Stock (the “RSUs”). As of the Separation Date, an aggregate of 232,246 shares underlying the RSUs have vested (the “Vested RSU Shares”) and an aggregate of 68,750 shares underlying the RSUs remain unvested (the “Unvested RSU Shares”). For the avoidance of doubt, your separation of employment on the Separation Date constitutes a Termination of Service as such term is defined in your RSU Award Agreement, and because your employment is terminating on the Separation Date, none of the Unvested RSU Shares can ever vest or settle. However, if you sign this Agreement, and it becomes Effective, then the Company agrees to, and hereby does, accelerate the vesting of 25,000 shares underlying the RSUs (the “Accelerated RSUs”), which is equal to the number of shares that would have vested had you remained employed with the Company for twelve (12) months following the Separation Date (the “Acceleration Period”), such that on the Effective Date, the Accelerated RSUs will have vested. Further, if you sign the Consulting Agreement and it becomes effective on its terms, then your Unvested RSU Shares as of the first vesting installment date following the Acceleration Period will continue to vest through the end of the Service Period (as defined in the Consulting Agreement) in accordance with the terms of the RSU Agreements. For avoidance of doubt, if you do not sign the Consulting Agreement or the Consulting Agreement does not become effective on its terms, or if you cease providing services to the Company prior to the end of the Service Period, then vesting of any RSUs will cease immediately as of the Separation Date or the date you cease providing services to the Company, as applicable and you will forfeit any remaining unvested RSUs on such date. If you enter into this Agreement, your rights concerning your RSUs will otherwise continue to be governed by the RSU Award Agreements, as amended herein.

b.             Options: Pursuant to your Stock Option Agreements with the Company and the Plan (hereafter collectively referred to as the “Stock Option Agreements”), you were granted options to purchase an aggregate of 2,284,104 shares of the Company’s common stock (the “Options”). The Options have vested as to an aggregate of 908,374 shares (the “Vested Shares”) and remain unvested as to an aggregate of 1,375,730 shares (the “Unvested Shares”). You have exercised 0 of the Vested Shares leaving 908,374 unexercised Vested Shares (the “Unexercised Vested Shares”). Because your employment is terminating on the Separation Date, none of the Unvested Shares can ever vest. However, if you sign this Agreement, and it becomes Effective, then the Company agrees to, and hereby does, accelerate the vesting of 537,916 Unvested Shares (the “Accelerated Shares”), which is equal to the number of shares that would have vested had you remained employed with the Company for twelve (12) months following the Separation Date, such that on the Effective Date, the Accelerated Shares will have vested and become exercisable. Further, if you sign the Consulting Agreement and it becomes effective on its terms, then your Unvested Shares as of the first vesting installment date following the Acceleration Period (as defined above) will continue to vest through the end of the Service Period (as defined in the Consulting Agreement) in accordance with the terms the Stock Option Agreements. For avoidance of doubt, if you do not sign the Consulting Agreement or the Consulting Agreement does not become effective on its terms, or if you cease providing services to the Company prior to the end of the Service Period, then vesting of any Unvested Shares will cease immediately as of the Separation Date or the date you cease providing services to the Company, as applicable and you will forfeit any remaining Unvested Shares on such date. Per the Stock Option Agreements, you will have three (3) months following the Separation Date to exercise the Unexercised Vested Shares and Accelerated Shares (assuming you sign this Agreement, and it becomes effective on its terms). However, if you execute this Agreement and the Consulting Agreement and they each become effective on their terms, then the Unexercised Vested Shares, the Accelerated Shares and any of the Unvested Shares that vest pursuant to the Consulting Agreement will remain exercisable until the earlier of (x) the three-month anniversary of the termination of your services as a consultant, (y) a Corporate Transaction (as defined in the Plan) and (z) the expiration date of the applicable Options. After the applicable date as described herein, you will no longer have a right to exercise the Option as to any shares. Your rights concerning the Option will continue to be governed by the Stock Option Agreements, as amended herein.

8.             General Release and Waiver of Claims:

a.             The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your separation from the Company. To the fullest extent permitted by law, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, insurers, professional employer organizations, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the Tennessee Human Rights Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

b.             You hereby acknowledge that you are aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known by him or her, must have materially affected his or her settlement with the releasee. With knowledge of this principle, you hereby agree to expressly waive any rights you may have to that effect.

c.             You and the Company do not intend to release claims that you may not release as a matter of law, including but not limited to any claims: (i) for indemnification under any contractual indemnification agreement with the Company and/or pursuant to the Company’s bylaws or other governing instruments; and (ii) for enforcement of this Agreement. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below.

9.             Covenant Not to Sue:

a.             To the fullest extent permitted by law, at no time subsequent to the execution of this Agreement will you pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which you may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Agreement.

b.             Nothing in this paragraph shall prohibit or impair you or the Company from complying with all applicable laws, nor shall this Agreement be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

10.           Protected Rights: You understand that nothing in this Agreement, including the General Release and Waiver of Claims, Covenant Not to Sue, Non-disparagement and Confidentiality sections contained herein, limits, impedes or restricts your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate and/or assist in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company.  This Agreement does not limit your right to receive an award for information provided to any Government Agencies or prohibit you from providing truthful information in response to a subpoena or other legal process.

11.           Non-disparagement: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, you agree that you will not, directly or indirectly, disparage or make negative remarks regarding Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement, including, but not limited to, any statement posted on social media (including online company review sites) or otherwise on the Internet, whether or not made anonymously or with attribution.

12.           Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Providence, Rhode Island through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator's decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

13.           Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

14.           Confidentiality: Subject to the Protected Rights section above, and otherwise to the fullest extent permitted by applicable law, the contents, terms and conditions of this Agreement must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order. You agree that if you are asked for information concerning this Agreement, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company. Any breach of this confidentiality provision shall be deemed a material breach of this Agreement.

15.           No Admission of Liability: This Agreement is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under the Federal Rules of Evidence 408 and/or any other state or federal provisions of similar effect.

16.           Complete and Voluntary Agreement: This Agreement, together with any exhibits hereto and the applicable equity-related agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

17.           Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, including, without limitation, any part of the General Release, Covenant Not to Sue, Non-disparagement and/or Confidentiality sections above, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

18.           Modification; Counterparts; Electronic/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of an electronic or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be admissible in any legal proceeding as if an original.

19.           Review of Separation Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). You and the Company further agree that any changes to this Agreement, whether material or immaterial, do not re-start the Consideration Period. The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. You agree that changes to this Agreement, whether material or immaterial, do not toll or restart the Consideration Period. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the separation compensation to be provided to you pursuant to Paragraph 3 will be provided only after the expiration of that seven (7) day revocation period.

20.           Effective Date: This Agreement is effective on the eighth (8th) day after you sign it and without revocation by you (the “Effective Date”).

21.           Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of Rhode Island.

If you agree to abide by the terms outlined in this Agreement, please sign this and return it to me. I wish you the best in your future endeavors.

Sincerely,

Elevation Oncology, Inc.

By:	/s/ Steven A. Elms
Name: Steven A. Elms
Title: Chairman of the Board

READ, UNDERSTOOD AND AGREED

/s/ Joseph J. Ferra, Jr.	Date:	6/8/2025
Joseph J. Ferra, Jr.

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